                                                                    Exhibit 99.4
                                                                    ------------

                            SUNSHINE PCS CORPORATION
                              359 West 11th Street
                                    Suite 7B
                            New York, New York 10014

                             ________________, 2002

To:         Securities Dealers, Commercial Banks,
                        Trust Companies, and Other Nominees:

            This letter is being distributed to securities  dealers,  commercial banks, trust companies and other nominees in connection with the rights offering by Sunshine PCS  Corporation  ("Sunshine") of shares of its Class A Common Stock
(as such term is  defined  below),  pursuant  to  non-transferable  subscription rights (the "Rights") being  distributed to all holders of record of its Class A
Common  Stock,  par value $.0001 per share,  and its Class B Common  Stock,  par value $.0001 per share (together,  the "Common Stock"), at the close of business on February __, 2002 (the "Record together,  Date"). The Rights and Common Stock
are  described  in  Sunshine's  prospectus  dated   ______________,   2002  (the
"Prospectus").

            Each four  Rights  allows the holder  thereof to  subscribe  for one share of Class A Common Stock (the "Basic Subscription Privilege"),  at the cash price of $1.00 per share (the "Subscription Price"). In addition, Rights holders who exercise their Basic  Subscription  Privilege in full shall also be eligible to subscribe for (the "Oversubscription  Privilege"),  at the same cash price of
$1.00 per  share,  such  shares of Class A Common  Stock as are  available  as a result of unexercised Rights, subject to availability and proration.

            The  Rights  are  evidenced  by  a   non-transferable   subscription
certificate (a "Subscription  Certificate")  registered in your name or the name of your nominee.  Each beneficial  owner of shares of Common Stock registered in your name or the name of your nominee is entitled to one Right for each share of
Common  Stock  owned by such  beneficial  owner at the close of  business on the
Record  Date.  No  fractional  Rights or cash in lieu  thereof will be issued or paid.  Instead,  if necessary to avoid fractional  Rights,  the number of Rights distributed to a holder will be rounded upward to the nearest whole number.

            We are asking persons who  beneficially  hold shares of Common Stock and have received Rights  associated with such shares through a broker,  dealer, commercial  bank,  trust company or other  nominee,  as well as persons who hold certificates  of Common  Stock  directly  and  prefer to have such  institutions effect  transactions  relating  to the Rights on their  behalf,  to contact  the appropriate  institution  or  nominee  and  request  it to  effect  any  desired transactions for them. In addition,  we are asking beneficial owners who wish to obtain a separate Subscription Certificate to contact the appropriate nominee as soon as possible and request that a separate Subscription Certificate be issued.

            If you  exercise  the  Oversubscription  Privilege  on  behalf  of a beneficial  owner of  Rights,  you must  certify to the  Subscription  Agent and
Sunshine as to the aggregate number of Rights that have been exercised  pursuant to the Basic Subscription  Privilege,  whether the Basic Subscription  Privilege has been  exercised  in full and the  number of  shares of Class A Common  Stock being subscribed for pursuant to the Oversubscription Privilege.

            We are asking you to contact  your  clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights.

            Enclosed are copies of the following documents:

            1.   Prospectus;

            2.   Instruction  for Use of Sunshine PCS  Corporation  Subscription
                 Certificates  (including  a Notice of  Guaranteed  Delivery for
                 Subscription  Certificates  Issued by Sunshine PCS  Corporation

                 and Guidelines for Request for Taxpayer  Identification  Number
                 and Certification on Substitute Form W-9);

            3.   A form of letter  which may be sent to your  clients  for whose accounts  you hold shares of Common  Stock  registered  in your name or the  name of your  nominee,  with an  attached  form of instruction;

            4.   Notice of  Guaranteed  Delivery for  Subscription  Certificates
                 Issued by Sunshine PCS Corporation; and

            5.   A return envelope  addressed to American Stock Transfer & Trust
                 Company, the Subscription Agent.

            Your prompt action is requested,  as unexercised  Rights will expire at 5:00 p.m., New York City time, on ________,  2002 (as it may be extended, the
"Expiration Time").

            To exercise Rights, a properly  completed and executed  Subscription
Certificate  (or  Notice  of  Guaranteed  Delivery)  and  full  payment  of  the
Subscription  Price  for  each  share of Class A  Common  Stock  subscribed  for
(including  final clearance of any checks) must be received by the  Subscription
Agent at or prior the Expiration Time. A Rights holder cannot revoke an exercise of Rights.

            Additional  copies of the  enclosed  materials  may be  obtained  by contacting American Stock Transfer & Trust Company at (718) 921-8200.

                                Very truly yours,

                                SUNSHINE PCS CORPORATION

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